SCHEDULE 14A - INFORMATION REQUIRED IN PROXY
                            STATEMENT

                     Schedule 14A Information

            Proxy Statement Pursuant to Section 14(a)
              of the Securities Exchange Act of 1934

  Filed by the Registrant  [  X  ]
  Filed by a Party other than the Registrant   [    ]
  Check the appropriate box:
  [    ]    Preliminary Proxy Statement
  [  X ]    Definitive Proxy Statement
  [    ]    Definitive Additional Materials
  [    ]    Soliciting Material Pursuant to Sec. 240.-14a-11(c) or
  Sec 240.14a-12



                 HUDSON'S GRILL OF AMERICA, INC.
         (Name of Registrant as Specified in its Charter)



                 HUDSON'S GRILL OF AMERICA, INC.
            (Name of Person(s) Filing Proxy Statement)



  Payment of Filing Fee (Check the appropriate box):
    X  ]    $125 per Exchange Act Rules 0-11(c)(1)(ii),
                 14a-6(i)(1), or 14a-6(j)(2).
  [    ]    $500 per each party to the controversy pursuant to
            Exchange Act Rule 14a-6(i)(3).
  [    ]    Fee computed on table below per Exchange Act Rules
  14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction
  applies:        N/A
  (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

  (4)  Proposed maximum aggregate value of transaction:


       Set forth the amount on which the filing fee is calculated and state how it was determined.

            [    ]    Check box if any part of the fee is offset as
            provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:
  (2)  Form, Schedule or Registration Statement No.

  (3)  Filing Party:
  (4)  Date Filed:

                 HUDSON'S GRILL OF AMERICA, INC.
                       16970 Dallas Parkway
                            Suite 402
                       Dallas, Texas  75248

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

       The Annual Meeting of Shareholders of HUDSON'S GRILL OF AMERICA, INC. (the "Company"), will be held at the Hudson's Grill restaurant located at the Keystone Shopping Center, Spring Valley and Central Expressway, Dallas, Texas, on June 10, 1999, at 10:00 a.m. to act upon the following proposals:

  1.   To elect three (3) directors;

  2.   To ratify the selection of independent auditors;

       3. To consider such other business as may properly come before the meeting and any adjournments or postponements thereof.

       Details relating to the above matters are set forth in the attached Proxy Statement. Your management is not aware of any other matters to come before the meeting. The Board of Directors has fixed the close of business on April 29, 1999, as the record date for shareholders entitled to notice of and to vote at the Annual Meeting.

       You are urged to fill in, date, sign and promptly return the Proxy in the enclosed addressed envelope to which no postage need be affixed if mailed in the United States. If you do not attend the Annual Meeting, you may supersede your executed Proxy prior to voting by filing a Proxy bearing a later date, by filing a written revocation of the Proxy or by attending the meeting and voting in person. In order to be valid, the enclosed Proxy (or any new proxy or proxy revocation) must be received by the Secretary not later than 10:00 a.m., June 10, 1999.

       IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED
  TO DATE, SIGN AND RETURN THE ENCLOSED PROXY WITHOUT DELAY. A
  BUSINESS REPLY ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                          Mitzy Ferguson
                                          Secretary


  Dallas, Texas
  May 12, 1999

                         PROXY STATEMENT

                 HUDSON'S GRILL OF AMERICA, INC.
                       16970 Dallas Parkway
                            Suite 402
                       Dallas, Texas  75248

                       GENERAL INFORMATION


       The enclosed Proxy is solicited by the Board of Directors
  (the "Board") of HUDSON'S GRILL OF AMERICA, INC. (the
  "Company").

       This Proxy Statement is furnished in connection with the solicitation of the Proxies by the Company to be voted at its Annual Meeting of Shareholders to be held June 10, 1999, and at any adjournment and postponement thereof. The Annual Meeting is to be held at 10:00 a.m. at the Hudson's Grill restaurant at the Keystone Shopping Center at Spring Valley and Central Expressway, Dallas, Texas.

       A person giving the Proxy may revoke it at any time prior to the exercise thereof by giving written notice to the Secretary of the Company, attending the meeting and voting in person, or filing a duly executed Proxy bearing a later date with the Secretary. The mailing to shareholders of this Proxy Statement and the enclosed form of Proxy will commence on or about May 17, 1999.

       All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith, will be paid by the Company. Officers and employees of the Company may communicate with shareholders personally or by mail, telegraph, telephone or otherwise, for the purpose of soliciting such Proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to the beneficial owners of shares, in which case they will be reimbursed for their expenses.

       Shares represented by valid Proxies will be voted in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of directors herewith named, for the ratification of the Company's selection of Hein + Associates, LLP, as independent auditors for the Company, and for the ratification of the creation and spinning off of a subsidiary to the shareholders of the Company.

                          VOTING SHARES

       Shareholders of record as of the close of business on April 29, 1999, will be entitled to vote at the Annual Meeting and at any adjournments thereof. At such date there were Six Million, Fifty-Six Thousand, Nine Hundred Eighty Six (6,056,986) shares of Common Stock. Each shareholder of record is entitled to one (1) vote for each share of stock owned, except that shareholders may have cumulative voting rights with respect to the election of directors. See "Cumulative Voting."

                        CUMULATIVE VOTING

       Pursuant to California law, no shareholder may cumulate votes unless the candidate's or candidates' name(s) for which such votes are to be cast have been placed in nomination prior to the voting and a shareholder who is present in person at the Annual Meeting has given notice at the Annual Meeting and prior to voting of the shareholder's intention to cumulate the shareholder's votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Management does not, at this time, intend to give such notice nor to cumulate the votes it may hold pursuant to the proxies solicited hereby, unless the required notice by a shareholder is given in proper form at the Annual Meeting, in which instance management intends to cumulatively vote all the proxies held by it in favor of the nominees for office as set forth herein in such a way as to maximize the possibility that the nominees will be elected.

       In the event cumulative voting shall be utilized, each shareholder may give one candidate a number of votes equal to the number of directors to be elected (three) multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder desires. The three (3) candidates receiving the highest number of votes are elected.

                     COMMITTEES OF THE BOARD

       The Board held five meetings during fiscal 1998. Each incumbent director during the fiscal year ended January 3, 1999, attended more than seventy-five percent (75%) of all meetings of the Board during the time he was a member and of the Committees of which he was a member.

       The Board does not have an Audit Committee. The whole board acts as an audit committee and whenever necessary supervises and reviews the fiscal and accounting procedures and practices of the Company, and reviews the audit and financial statements with the Company's independent accountants.

       The Board does not have a Nominating Committee, and it does not have a Compensation Committee. Nominees may be recommended to the Board in writing by any shareholder. Compensation matters are considered by the whole Board of Directors.

       Each of the nominees has consented to be named herein and to serve if elected. However, if any nominee at the time of election is unable or unwilling to serve as a director, or is otherwise unavailable for election, the shares represented by proxies will be voted for the election of such other person as the Board may designate or, in the absence of such designation, for a nominee selected by the persons named in the enclosed form of Proxy, or, if there is no qualified nominee willing to serve, the position will be left vacant.

       Certain information concerning the director nominees is set forth below:

  Name                     Age       Position
  DAVID L. OSBORN          50        Chairman of the Board,
                                     President & Chief Executive
                                     Officer

  ROBERT W. FISCHER        47        Director

  ANTHONY B. DUNCAN        42        Director

       David L. Osborn was elected as a Director in May 1990 and has served continuously since then. He was elected Chairman of the Board, President and Chief Executive Officer in August 1993. Since 1988, Mr. Osborn has been the Chief Executive Officer of Southpoint Management Corporation, which owns and operates restaurants, and is Chief Executive Officer of Famous Bars, Grills & Cafes of America, Inc., which has been a franchisee of Hudson's Grill. He is also a partner in D.A.C. Associates, which has been a franchisee of Hudson's Grill since 1986, and he is a partner in Wood, Osborn and Osborn, which is the landlord of the premises that the Company leases as its headquarters.

       Robert W. Fischer was elected a director in 1997. He is a partner in Fischer & Sanger, attorneys, in Dallas, Texas.
  He has practiced law for the last twenty years in the State of Texas and has been an outside counsel for the Company for the last five years.

       Anthony B. Duncan has been in the restaurant business for more than 28 years, and progressed from trainee, to assistant manager, to manager of his own Pelican's Restaurant in El Paso, Texas, at the age of 21. He formed his own operating company, and proceeded to purchase interests in two additional Pelican's. At one time, he was the president and minority owner of Southpoint Management Corporation, the parent company of multiple dinner houses and casual dining restaurants and bars. He is the current owner of the two franchised Hudson's Grills in El Paso, and is the owner and sole shareholder of Borderland Grills, Inc. Mr. Duncan previously was president of the Texas Restaurant Association, and currently serves on its Board of Directors.

       No director currently receives any direct compensation as a director, except for reimbursement of expenses.

       All directors are elected for a term of one (1) year and serve until their successors have been duly elected and qualified.

             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                      OWNERS AND MANAGEMENT

       The following table sets forth certain information with respect to the shares of Common Stock beneficially owned, directly or indirectly, by (i) persons owning, to the Company's knowledge, five percent (5%) or more of the outstanding shares of Common Stock, (ii) each director of the Company, and (iii) all directors and executive officers of the Company as a group, in each case as of January 3, 1999.

                                Number of
                                Shares                   Percentage
                                Beneficially             of Total Shares
  Name and Address              Owned                    Outstanding

  Directors/Officers:

  DAVID L. OSBORN               1,956,368 (1)            32.3%
  16970 Dallas Parkway, Suite 402
  Dallas, Texas 75248

  ROBERT W. FISCHER             47,615    (1)            0.7%
  5956 Sherry Lane, Suite 1204
  Dallas, Texas 75225

  ANTHONY B. DUNCAN             616,750   (1)            10.2%
  10732 Alta Lomo
  El Paso, TX 79935

  MITZY FERGUSON                220       (1)            0.0%
  16970 Dallas Parkway, Suite 402
  Dallas, Texas  75248

  JANE TAYLOR                   0                        0.0%
  16970 Dallas Parkway, Suite 402
  Dallas, Texas 75248

  All directors and executive
       officers as a group
       (5 persons)              2,620,953                43.3%

  Others Owning 5% or More
  Of the Company's Common Stock:


  CLIFFORD J. OSBORN            745,618   (1)            12.3%
  5581 East Finisterra Drive
  Tucson, Arizona  85715

  D. MARION WOOD                513,895   (1)            8.5%
  16970 Dallas Parkway, Suite 500
  Dallas, TX 75248

  ROY J. MILLENDER, JR.         500,000   (1)            8.3%
  129 Calle Bello
  Santa Barbara, CA 93108

  CHARLES L. BOPPELL            495,556   (1)            8.1%
  1010 Hot Springs Road
  Santa Barbara, CA 93108

  TRAVIS B.  BRYANT             4,000,000 (2)            37.5%
  Big Sur, California

  (1) Shared voting and investment power is held for these shares.

  (2) In 1994 Mr. Bryant received warrants for the purchase of 4,000,000 shares of the Company's stock in exchange for the restructuring and cancellation of obligations owed by the Company to Mr. Bryant. These warrants terminate in 2004 and have an exercise price of $0.0625 per share.
  Currently none of these warrants have been exercised.

       In August 1993, David L. Osborn purchased control of the Company from Roy J. Millender, Jr. Mr. Osborn bought 2,679,000 shares of common stock from Mr. Millender for $1 (paid by Mr. Osborn without any financing) and Mr. Osborn's efforts to revitalize and reorganize the Company. Prior to this purchase, Mr. Osborn beneficially owned, either directly, indirectly or through a voting trust, 1,398,652 shares of stock, of which 913,235 shares were in a voting trust that terminated May 4, 1994. On August 28, 1995, Mr. Osborn distributed 1,297,000 shares to certain parties to whom he had promised shares without receiving any monetary consideration for the transfer. D. Marion Wood received 505,000 shares from Mr. Osborn; Clifford J. Osborn received 200,000 shares; and Anthony B. Duncan received 592,000 shares. As of January 3, 1999, Mr. Osborn was the beneficial owner of 1,956,368 shares of stock, which is 32.3% of the Company's outstanding shares. Mr. Osborn directly owns 1,439,856 shares of stock, which is 23.8% of the Company's outstanding shares.

       Effective January 27, 1994, the Company, as part of an agreement to reduce its secured debt, agreed with Travis Bryant, its largest creditor, to grant Mr. Bryant a stock warrant for four (4) million shares exercisable at a price of one-sixteenth (1/16th) of a dollar for a period of ten (10) years. In exchange, Mr. Bryant forgave most of the Company's secured debt owed to him. If Mr. Bryant exercises a substantial portion of his stock warrant, he could become the Company's largest shareholder; in addition, Mr. Osborn's control of the Company would be greatly reduced.

               REMUNERATION AND RELATED INFORMATION

       The following table sets forth for the year ended January
  3, 1999, certain information as to each of the Company's five
  (5) most highly compensated executive officers and as to all executive officers as a group:

                       SUMMARY COMPENSATION TABLE
                          Annual Compensation


  Name and                                        Other
  Principal                                       Annual
  Position     Year     Salary ($)    Bonus ($)   Compensation ($)
  (a)          (b)      (c)           (d)         (e)


  David L.     1998               0(1)           0           0
  Osborn       1997               0(1)           0           0
  President    1996               0(1)           0           0


  Mitzy        1998          14,400(1)           0           0
  Ferguson     1997          18,900(1)           0           0
  Secretary    1996          36,000(1)           0           0


  Jane Taylor  1998          21,600(1)           0           0
  Treasurer    1997          20,535(1)           0           0
               1996          12,895(1)           0           0

  All                        36,000(1)           0           0
  executive
  officers
  as a
  group (3 persons)

                   SUMMARY COMPENSATION TABLE, Continued

                                Long Term Compensation
                            Restricted     Securities    LTIP       Other
                            Stock          Underlying    Payouts    Annual
                            Awards($)      Options/SARs  ($)        Compensa
                                             (#)                    tion ($)
Name and
Principal        Year
Position
(a)               (b)               (f)           (g)        (h)        (i)
David L. Osborn  1998              0(1)             0          0          0
President        1997              0(1)             0          0          0
CEO              1996              0(1)             0          0          0

Mitzy Ferguson   1998              0(1)             0          0          0
Secretary        1997              0(1)             0          0          0
                 1996                 0             0          0          0

Jane Taylor      1998              0(1)             0          0          0
Treasurer        1997                 0             0          0          0
                 1996                 0             0          0          0

All executive
officers as a
group (3                              0             0          0          0
persons)


                 Option/SAR Grants in the Last Fiscal Year
                            (Individual Grants)

                 Number of     Percent of
                 Securities        total
                 underlying    options/SARs    Exercise or
                options/SARs    granted to     base price
     Name        granted (#)   employees in      ($/Sh)       Expiration
      (a)            (b)        fiscal year        (d)           date
                                    (c)                           (e)
David L.
Osborn,
President,
CEO

Mitzy
Ferguson,
Secretary

Jane Taylor,
Treasurer

All executive          0
officers as a
group (3
persons)


              Aggregated Option/SAR Exercises in Last Fiscal
                     Year and FY-End Option/SAR Values

                                                                                                                    Number of
                                               securities      Value of
                                               underlying     unexercised
                                               unexercised   in-the-money
                                              options/SARs   options/SARs
                   Shares                     at FY-end (#)  at FY-end ($)
                 acquired on       Value      exercisable/u  exercisable/u
Name            exercise (#)   realized ($)   n-exercisable  n-exercisable
(a)                  (b)            (c)            (d)            (e)

David L.
Osborn,
President,
CEO

Mitzy
Ferguson,
Secretary

Jane Taylor,
Treasurer

All executive                                              0
officers as a                                              0
group (3
persons)



  (1) Mr. Osborn and/or companies affiliated with him were reimbursed for travel expenses incurred on behalf of the Company, but received no remuneration for his work. In 1998 he or his affiliated companies were reimbursed $4,022.52 for his travel. Ms. Ferguson was reimbursed $222.00 for her travel expenses, and Ms. Taylor had no travel expenses.

       Under the Company's Amended and Restated Incentive Stock Option Plan adopted in 1989, and approved by the shareholders (the "Plan"), the Company is authorized to grant options to selected officers and employees to purchase up to an aggregate of Eight Hundred Twenty Five Thousand (825,000) shares of Common Stock. As of January 3, 1999, there were no outstanding options to purchase shares of Common Stock under the Plan. Under the terms of the Plan, options are granted at not less than the fair market value on the date of grant, become exercisable in increments of twenty percent (20%) per year for each year of employment after the date of grant (except the final twenty percent (20%) increment becomes exercisable four (4) years and six (6) months after the date of the grant) and remain exercisable for a period of five (5) years from the date of grant. The options terminate once employment terminates.

                       CERTAIN TRANSACTIONS

       As of February 1994, the Company's headquarters were moved from California to Dallas, Texas. The Company is now leasing space for its headquarters from Wood, Osborn and Osborn, a company partially owned by David Osborn, one of the Company's directors, for $1,440 per month plus its share of utilities expenses. The Company considers this rental a fair market value for the space it is renting. This space is in the same office building that leases space to the Company's President and the companies controlled by him; thus the management of the Company is more efficient because its executives work near the headquarters, and travel costs are reduced.

       Mr. David L. Osborn is affiliated with Southpoint Management Corporation, DAC Associates and Famous Bars, Grills & Cafes of America, Inc. ("FGA"). These companies, in turn, are affiliated with owning and operating several restaurants, and also owned the franchise rights to develop Hudson' Grills in Texas. During the past year, these companies paid no franchise fees to the Company, and did not purchase any franchises. The franchise agreement for Texas was entered into before Mr. Osborn became involved in the management of the Company, and that agreement provides that Mr. Osborn does not have to pay royalties. In March 1997, FGA agreed to assign most of its exclusive franchise rights to Texas to a company controlled by Mr. Travis Bryant. Mr. Bryant's company will have the rights to develop Hudson's Grills in Texas, excluding areas in or around El Paso, Austin and Dallas/Fort Worth. Mr. Bryant has more capital available to him than FGA does, and thus, FGA and Mr. Bryant decided that Mr. Bryant would be able to develop these markets more rapidly. In November 1997, Mr. Osborn transferred his interest in two Hudson's Grills in El Paso, Texas, to Anthony Duncan, who is affiliated with the same companies that Mr. Osborn is, and is a nominee for director.




                          PROPOSAL NO. 1
                      ELECTION OF DIRECTORS
       THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE
  FOR THE ELECTION OF THE THREE(3) NOMINEES FOR
  DIRECTORS NAMED IN THIS PROXY STATEMENT.

       Three (3) directors are to be elected, with each director to hold office until the next Annual Meeting or until his successor is elected and qualified. The persons named as proxies in the enclosed Proxy have been designated by management and intend to vote for the election of the three persons named as nominees in this proxy statement ("Nominees"), except where authority is withheld by the shareholder or specifically requested to be voted for someone else. If no one is written in to be voted for as a director who is willing to serve and no vote is specifically withheld, then the persons holding the proxies will vote for the three Nominees. If one person other than a Nominee is voted for on the proxy, then the persons holding the proxy will vote for the one requested person, provided he(she) is willing to serve as a director, and will decide which of the three Nominees to
  vote for.   If two persons are voted for on the proxy, then
  the person's holding the proxy will vote for the two requested persons, provided they are willing to serve as a director, and will decide which of the three Nominees to vote for. If three persons other than Nominees are voted for on the proxy, then the persons holding the proxy will vote for the three requested persons, provided they are willing to serve as a director. If more than three persons are voted for on the proxy, then the persons holding the proxies will vote for the Nominees regardless of those requested.

                          PROPOSAL NO. 2
                 RATIFICATION OF THE SELECTION OF
                       INDEPENDENT AUDITORS
       THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS
  PROPOSAL.

       Hein + Associates, LLP, has been selected as the Company's independent auditors for the fiscal year ending December 31, 1999. This firm served as the Company's independent auditors for the period ended January 3, 1999.



                  INDEPENDENT PUBLIC ACCOUNTANTS

       The Company has invited its accountants from Hein + Associates, LLP, to be present at the Annual Meeting; therefore they may be present. If a representative of Hein + Associates, LLP, is present at the Annual Meeting of Shareholders, the representative will be allowed to answer appropriate questions, and will be afforded an opportunity to make a statement if so desired.

               COMPLIANCE WITH SECTION 16(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

       Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that filing requirements applicable to its officers and directors were complied with during the 1998 fiscal year.

           DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2000

       Stockholder proposals to be presented at the 1999 Annual
  Meeting must be received by the Company on or before February
  1, 2000, for inclusion in the proxy statement and form of proxy relating to that meeting.

                          OTHER MATTERS

       Management of the Company does not know of any other matters to be presented for action at the Annual Meeting. However, if any other matters should be properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote said Proxy in accordance with their best judgment.

                        OTHER INFORMATION

       The Annual Report to Shareholders of the Company for the year ended January 3, 1999, is mailed herewith to shareholders of record at the close of business on April 29, 1999.

       IF YOU WOULD LIKE A COPY OF THE COMPANY'S ANNUAL REPORT
  OR FORM 10-KSB, PLEASE CONTACT THE SECRETARY AT (972) 931-
  9237.

                                          Mitzy Ferguson
                                          Secretary
  Dallas, Texas
  May 12, 1999
  f\sec\990428.O01